Exhibit 99.1

Key GBB Drink Lab Executives to Join Jupiter Wellness’ C-Suite. Josh Wagner and David Sandler Will Bring Their Experience and Knowledge to Jupiter Wellness as it Deploys a Multi-Channel Strategy to Bring Safety Shot to Market

JUPITER, FL – July 11, 2023 — Jupiter Wellness, Inc. (Nasdaq: JUPW), a diversified company that supports health and wellness, today announced that along with the Asset Purchase Agreement for the Company’s purchased patents and provisional patents, two GBB Drink Lab executives will join Jupiter Wellness’ C-suite: Josh Wagner and David Sandler.

Josh Wagner, will serve as Jupiter Wellness’ Chief Revenue Officer. Josh is the former U.S. Director of Sales for Anheuser Busch, leading a $12 billion business with a 72 person sales team to their best performance since 2009. Josh created and launched multiple innovative brands from scratch to shelf.

David Sandler, will serve as the Company’s Chief Operating Officer. With more than 30 years experience in the nutrition and health industry, David is the former COO and CSO of several supplement brands that exceeded $75 million in revenue. With a focus on EBIDTA and bottom-line profits, David is one of the industry’s top R&D experts and a leader in creating best in class products from ideation and concept to full commercialization.

“We welcome Josh and David on board as we prepare to aggressively launch a product that has shown great early results. We have also had a few people that reported feeling more clear-minded and focused after consuming 4oz of the drink without the presence of alcohol. I look forward to performing more trials on the drink to show its true potential Jupiter Wellness CEO Brian John stated.

“In my 30 years in the industry, this is the biggest disruption to hit the drink market. Once in a while a true unicorn comes along that not only defines but recreates a new standard for a category, and this is it. Until now, nobody has been able to improve function, improve sobriety, improve BAC, reduce hangovers and help people feel better faster from the effects of alcohol. Safety Shot simply changes the game completely.” COO David Sadler Stated.

The global hangover cure products market size is expected to reach USD 4.67 billion by 2028, according to a new report by Grand View Research, Inc. It is expected to expand at a CAGR of 14.6% from 2021 to 2028.

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GBB Drink Lab started with a vision of making a positive impact by offering practical, evidence-based solutions to reducing Blood Alcohol Content. The company’s product has been meticulously crafted to optimize your ability to sober up enabling you to escape an inebriated state. GBB Drink Lab’s leadership team includes accomplished serial entrepreneurs, a former senior executive from one of the world’s largest beverage companies, and an industry-leading expert in flavoring science and product formulation.

Jupiter Wellness, Inc., a wellness company, engages in the research and development of over-the-counter products and intellectual property. Its products pipeline includes Photocil to address psoriasis and vitiligo; JW-700 to treat hair loss; JW-500 for women’s sexual wellness; NoStingz, a jellyfish sting prevention sunscreen; and JW-110 for the treatment of atopic dermatitis/eczema. The company primarily sells its products through third-party physical retail stores and partners. The company was formerly known as CBD Brands, Inc. Jupiter Wellness, Inc. was incorporated in 2018 and is headquartered in Jupiter, Florida.

Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Jupiter Wellness Media Contact:

Phone: 561-244-7100

Email: info@JupiterWellness.com

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